UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


 -----------------------------------------------------------------------------

                                   FORM 8-K


                                 CURRENT REPORT
                      PURSUANT TO SECTON 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 30, 1996



                             DARLING INTERNATIONAL INC.

                (Exact Name of Registrant as Specified in its Charter)


   Delaware                       0-24620                       36-2495346
(State of Incorporation)         (Commission                  (I.R.S.  Employer
                                  File Number)                   Identification
                                                                         Number)

251 O'Connor Ridge Blvd.
Suite 300
Irving, Texas                                                             75038
(Address of principal executive offices)                              (Zip Code)


                                 (214) 717-0300
              (Registrant's telephone number, including area code)

                         Exhibit Index located at Page 5

Items 1, 3, 4, 5, 6 and 8.     Not applicable.

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  On August 30, 1996, Darling International Inc. (the "Registrant") acquired 100% of the outstanding capital stock of International Processing Corporation ("IPC") and International Transportation Service, Inc. ("ITS") in accordance with a Stock Purchase Agreement dated as of August 30, 1996, among the Registrant, IPC, ITS and the stockholders of IPC and ITS (the "Sellers"). The Sellers were comprised of twenty-two individuals or trusts for the benefit of individuals.

                  Pursuant to the Stock Purchase Agreement, the purchase price for the capital stock of IPC was $29,835,000 and the purchase price for the capital stock of ITS was $165,000. The purchase price was paid in cash and was determined by agreement between the Registrant and the Seller. The Registrant funded $29.6 million of the purchase price with funds financed under the Acquisition Facility pursuant to the Credit Agreement among the Registrant, The First National Bank of Boston, as agent, and Harris Trust and Savings Bank, as co-agent. The remaining $400,000 of the purchase price was funded out of cash on hand.

                  In connection with the Acquisition, the Registrant also paid approximately $2.8 million in full payment and retirement of certain indebtedness of IPC. The Registrant used cash on hand to fund the repayment of such indebtedness.

                  IPC processes by-products collected from bakeries, pasta manufacturers, confectioners and snack food producers for sale to the animal feed industry. The Registrant intends to continue operating the business and assets of IPC in a similar manner as they were operated prior to the acquisition.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS
           (a)     Financial Statements of Businesses Acquired

                  For the acquisition reported in Item 2 above, it is not practicable to include the financial statements of the acquired business as required by Rule 3-05(b) of Regulation S-X at this time. The Registrant intends to file such information on or before November 13, 1996.

          (b)      Pro Forma Financial Information

                  For the acquisition reported in Item 2 above, it is not practicable to include the pro forma financial information as required by Article II of Regulation S-X. The Registrant intends to file such information on or before November 13, 1996.

          (c)      Exhibits

                  2 Stock Purchase Agreement dated as of August 30, 1996, among Darling International Inc., International Processing Corporation, International Transportation Service, Inc., and the stockholders of International Processing Corporation and International Transportation Service, Inc.

                  99.1   Press  release  dated September 3,  1996, regarding the
                         purchase   of  100%  of  the   stock  of  International
                         Processing Corporation for $30 million in cash.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DARLING INTERNATIONAL INC.


Date:  September 13, 1996           By:  /s/  John R. Witt
                                        ------------------------------------
                                              John R. Witt
                                              Vice President and
                                               Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit                                                                  Page
Number                     Description                                   Number


2                       Stock Purchase Agreement dated as of
                        August 30, 1996, among Darling International Inc., International Processing Corporation, International Transportation Service, Inc., and the stockholders of International Processing Corporation and
                        International Transportation Service, Inc. ........   9

99.1                    Press release dated September 3, 1996, regarding
                        the purchase of 100% of the stock of International
                        Processing Corporation for $30 million in cash.....   7